EXHIBIT 10.1:


                  EXCLUSIVE AGENCY AND REPRESENTATION AGREEMENT

       THIS EXCLUSIVE AGENCY AND DISTRIBUTION AGREEMENT (the "Agreement") is made as of and is effective and binding on each of the following parties as of September 21st, 2005, and is made on said date by China Direct Trading Corporation ("Agent/Distributor"), a Florida corporation with its common stock quoted on the OTC Bulletin Board under "CHDT.OB and with its principal place of business at 12535 Orange Drive, Suite 613, Davis, Florida 33330, and Complete Power Solutions ("Client"), a Florida corporation its principal place of business at 4100 North Powerline Road, Building G, Unit 3, Pompano Beach, Florida 33073. Agent/Distributor and Client may hereinafter also be referred to individually as a "party" and collectively as the "parties".

       For good and sufficient consideration (including the payment of $50 by the Client to the Agent and the mutual promises between the parties herein), the sufficiency of said consideration being hereby acknowledged by each party, the parties agree as follows:

Section 1. Appointment as Exclusive Agent/Distributor. The Company hereby appoints the Agent/Distributor as its exclusive manufacturer representative, distributor and agent for, and the Agent/Distributor hereby accepts said exclusive appointment as the Client's exclusive manufacturer representative, distributor and agent for, the products (the "Products" listed in Exhibit One hereto and produced or assembled/finished, distributed and/or marketed and sold by each of the manufacturing companies in the Peoples' Republic of China and its territories (collectively, "China") that are listed in Exhibit Two hereto (collectively, the "Sources"), which Exhibit One and Exhibit Two are hereby incorporated herein by reference as if set forth verbatim in this Section 1. The Client hereby agrees that: (a) if the Client wishes to order, purchase, lease, rent and/or otherwise obtain or procure the Products from any of the Sources, whether for the Client's or any third party's account or benefit, the Client shall exclusively and solely use the Agent/Distributor to order, purchase, lease, rent and/or otherwise obtain or procure the Products from any of the Sources; (b) the Client shall pay with a transferable irrevocable letter of credit.
 (c) Client shall not seek to circumvent this Agreement by having, causing or third parties place and process orders for the Products from any Source. Nothing contained herein shall obligate the Client to order or request or procure any Products from the Sources. If the parties agree that the Client shall order, request or procure the Products from one or more of the Sources, then the parties agree to use their best efforts to negotiate and execute a distribution agreement whereby the Agent/Distributor is the sole, exclusive distributor for the Client and its customers of Products from the Sources for the term of said distribution agreement.

       Section 2. Territory. The Agent/Distributor's sales territory shall consist of the world for Products from the Sources. The Agent/Distributor's exclusivity hereunder is limited to the Client or its Affiliates or customers obtaining Products from the Sources for the term hereof and for three (3) years thereafter without the prior written consent of, participation by, or compensation to the Agent/Distributor hereunder.

       Section 3. Term; Termination. This Agreement shall become effective upon receipt of an opening purchase order for 100 UL approved gas generators, along with a transferable letter of credit and shall continue in force for a period of FIVE (5) years, unless sooner terminated as provided herein. The term "term hereof" and "for the term" mean that the period during which this Agreement is binding on the parties and is in full force and effect. Either party may terminate this Agreement with or without cause or reason and upon 45 days' prior written notice to the other party. The expiration or termination of this Agreement shall not terminate or invalidate the parties' respective rights and obligations under Sections 1, 2, 4, 6 and 7 of this Agreement. The client agrees to purchase a minimum of 500 UL approved generators a year to retain exclusivity.

       Section 4. Compensation. All orders to be paid by Letter of Credit.

       Section 5. Performance of Agent/Distributor. The Agent/Distributor shall introduce the Client to the Sources for the sole purpose of the Client verifying that the Products meet the quality and safety requirements of the Client and its customers as well as applicable U.S. laws and to verify the ability of the Sources to produce and ship the Products to North America.

       Section 6. Non-Circumvent. For the term hereof and for three (3) years thereafter, each party irrevocably agrees:

       (a) not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement, to avoid payment of fees due hereunder to the other party in any transaction in connection with any agreements, obligations, transactions or dealings concerning the Sources and the Products, or to unfairly deprive the other party of its bargained benefits under this Agreement; and

       (b) not to intentionally, unfairly and adversely impact on, interfere with or foster the termination of any bona fide, existing business opportunity, business expectancy, business or financial relationship, or contractual relationship of the other party; and

       (c) that the Client or any affiliate or third party acting under the direction of the Client will not, directly or indirectly, seek to conduct business with the Sources for the use, acquisition, or commercial exploitation of the Products without the express prior written consent of the
Agent/Distributor and without paying the Agent/Distributor all of the consideration due and payable hereunder to the Agent/Distributor for each such instance.

       Section 7. Confidentiality Assured. Except as may be required by law, each party hereby agrees that it shall not use or disclose confidential information obtained, either directly or indirectly, from the other party, as the case may be, concerning the other party's business development and strategy, internal operations, financing or business activities. For purposes of this
Section 7, (a) the party receiving "Confidential Information"(as defined below) may also be hereinafter referred to as the "Receiving Party", and the party disclosing such Confidential Information may also hereinafter be referred to as the "Disclosing Party"; and (b) the term "confidential information" shall mean "Confidential Information" shall mean any data, information, images, graphical representations, materials, documents, concepts, strategies, financial projections or estimates, marketing and sales processes and strategies, business plans, business development concepts and strategies, business relationships, business expectancies and business opportunities (as such phrases are defined under Virginia law), intellectual property rights, and trade secrets (collectively, the "Information") of the Disclosing Party that the Receiving Party has received notice of its or their status as being proprietary, confidential or trade secrets of the Disclosing Party, regardless of form, format or means of communication and including, without limitation, any notes, extracts, abstracts, analyses or other materials prepared by the Receiving Party that are copies or derivative works of the Confidential Information. The Confidential Information of a party shall also include, without limitation, any Information disclosed to the Disclosing Party in confidence by third parties, whether or not specifically identified, labeled or designated "Confidential", "Proprietary" or "Trade Secrets" by the Disclosing Party. The parties further agree that any Information that is designated in any manner by the Disclosing Party as being "confidential", "secret", "trade secret", "proprietary" or "intellectual property" shall be deemed in all respects hereunder as being Confidential Information of the Disclosing Party, whether or not such Information falls under the definition of Confidential Information set forth in the first sentence of this Subsection.

       Section 8. Remedies; Liquidated Damages. (a) Remedies. Each party acknowledges and agrees that it would be difficult to fully compensate the other party for damages resulting from the breach or threatened breach of the on-going provisions, and, accordingly, agrees that the other party shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions, permanent injunctions, to enforce that such provisions upon proving that it has suffered or that there is a substantial probability that it will suffer irreparable harm, and without the necessity of posting any bond or other undertaking in connection therewith. This provision with respect to injunctive relief shall not however, diminish a party's right to claim and recover damages or pursue and obtain the benefit of any other available remedies, whether at law or in equity.

       (b) Liquidated Damages. The parties agree that if it is difficult to calculate the damages inflicted on the Agent/Distributor as a result of the Client's breach of Section 6(a) through (c) above, inclusive. As such, the parties agree that the Client shall owe and shall pay to the Agent/Distributor as liquidated damages, and not as a penalty, the following liquidated damages: for each violation of Section 6(a) above, or Section 6(b) above, or Section 6(c) above, the cash sum of Five Hundred Thousand Dollars ($500,000) for each such violation. The Client agrees that the above-liquidated damages are fair and reasonable as well as being reasonably necessary to protect the Agent/Distributor's legitimate and valuable Sources. The Client also agrees that the above liquidated damages were negotiated at arm's length by the parties and that the Client was not coerced into signing this Agreement.

       Section 9. Term; Termination. Except as otherwise provided herein, either party may terminate this Agreement with or without cause or reason by giving the other party 45 days' prior written notice. The expiration or termination of this Agreement shall not terminate the parties' obligations under the sections herein.

       Section 10. Assignment and Delegation. Neither party may assign any rights or delegate any duties hereunder, without the express written consent of the other.

       Section 11. Third-Party Agreements Barred. In consideration of the opportunities afforded to it by virtue of this Agreement, the Client covenants and agrees not to enter into any agreement with any Source without the prior written consent of the Agent/Distributor and without timely payment of the consideration due and payable hereunder to the Agent/Distributor.

       Section 12. Modification. This Agreement contains the entire agreement of the parties. No representations were made or relied upon by the other party, other than those that are expressly set forth. No agent, employee or other representative of either parties are empowered to alter any term of this Agreement, unless done in writing and signed by an executive officer of each of the respective parties.

       Section 13. Controlling Law. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of Florida, United States of America. The parties agree that the federal, state and local courts for Broward County, Florida shall have exclusive jurisdiction over any and all disputes, controversies, claims, and causes of action between the parties and concerning this Agreement, any breach thereof, the parties, rights, obligations, transactions, actions and dealings under or related to or in furtherance of this Agreement and any other matters or issues arising from, related to or in connection with this Agreement.

       Section 14. No Waiver. Any waiver or the failure of either party to this Agreement to object to or take affirmative action with respect any conduct of the other which is in violation of the terms of this Agreement shall not be construed as a waiver of the violation breach, or of any future violation, breach or wrongful conduct.

       Section 15. Notices. All notices pertaining to this Agreement shall be in writing and transmitted by facsimile with original copy delivered by the air courier service of the sender's choice, delivered as follows:

If to the Client:

Complete Power Solutions
ATTN: Bill Dato
4100 North Powerline Road, Building O, Unit 3
Pompano Beach, Florida  33073
Telephone:  954-969-8558
Fax: 954 969-8544

If to the Agent/Distributor:

China Direct Trading Corporation
ATTN: Howard Ullman, CEO & President
12535 Orange Dr., Suite 613
Davie, Florida 33330
Telephone:  954 474-0224
Fax: 954 474-0228

         Section 16. Headings; Interpretation. The headings of the Sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement. Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement:
(i) the singular includes the plural and the plural includes the singular; (ii) "or" and "any" are not exclusive; (iii) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (iv) a reference to a person includes its permitted successors and assigns; (v) a reference in this Agreement to a Section, Exhibit or Appendix is to the Section, Exhibit or Appendix of this Agreement; and (vi) the neuter gender shall include the feminine and masculine. References to this Agreement shall include a reference to all Exhibits and Appendices hereto, as the same may be amended, modified, supplemented or replaced from time to time. References to any agreement, document or instrument shall mean a reference to such agreement, document or instrument as the same may be amended, modified, supplemented or replaced from time to time. The use of the word "including" in this Agreement to refer to specific examples shall be construed to mean "including, without limitation" or "including, but not limited to" and shall not be construed to mean that the examples given are an exclusive list of the topics covered. All accounting terms used in this Agreement should, except as otherwise provided for herein, be construed in accordance with generally accepted accounting principles.

         Section  17.   Counterparts.   This   Agreement   may  be  executed  in
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

       Section 18. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns executed as of the date and year above written.

IN WITNESS WHEREOF, the parties signed the above agreement on the date first written above.


CHINA DIRECT TRADING CORPORATION, a FLORIDA CORPORATION


By: _____________________________________________
       Howard Ullman, CEO & President


ATTEST:


--------------------------------------------

       Name:__________________________

       Title:  Secretary

Date:  September _____, 2005


COMPLETE POWER SOLUTIONS _________________, a FLORIDA _____________



By: _____________________________________________

       Name/Title: __________________________________

ATTEST:


--------------------------------------------

       Name:__________________________

       Title:  Secretary

Date:  September _____, 2005

EXHIBIT ONE:  PRODUCTS


The Products, as defined in the above EXCLUSIVE AGENCY AND REPRESENTATION AGREEMENT, dated September 21, 2005, consist of the following as well as any upgrades, replacement models, variations thereof and optional or peripheral items:



Generators from China

EXHIBIT 99.1:  PRESS RELEASE

EXHIBIT TWO:   SOURCES


To be provided after you sign.